Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Nos. 333-10418, 333-104115 and 333-91676) of CACI International Inc on Form S-8 of our report dated August 13, 2002, appearing in the Annual Report on Form 10-K of CACI International Inc for the year ended June 30, 2004.

/s/ Deloitte & Touche

McLean, Virginia

September 10, 2004